UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 18, 2011

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)		29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Private Placement

SCBT Financial Corporation (the “Company” or “SCBT”) entered into a Securities Purchase Agreement, effective as of February 18, 2011 (the “Purchase Agreement”), with accredited institutional investors (collectively, the “Purchasers”), pursuant to which the Company sold a total of 1,129,032 shares of its common stock at a purchase price of $31.00 per share (the “Private Placement”).  The gross proceeds to the Company from the Private Placement were $35 million.  The Private Placement was completed on February 18, 2011.

The Private Placement was made pursuant to the Purchase Agreement and was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. All purchasers in the Private Placement were accredited investors, as defined in Rule 501(a) of Regulation D.

The Company entered into a Registration Rights Agreement, effective on February 18, 2011, with the Purchasers.  Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the common stock sold in the Private Placement not later than 45 days after the closing of the Private Placement and to use commercially reasonable efforts to cause such registration statement to be declared effective, subject to certain exceptions, within 90 days of closing (or 140 days in the event of an SEC review). Failure to meet these deadlines and certain other events may result in the Company’s payment to the Purchasers of liquidated damages in the amount of 0.5% of the purchase price per month pending effective registration.

Item 3.02.  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 under the heading “Private Placement” is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On February 18, 2011, the Company issued a press release regarding the acquisition by its wholly owned subsidiary, SCBT, N.A. (the “Bank”), of assets and deposits of Habersham Bank and the Company’s Private Placement.  A copy of SCBT’s press release is attached as Exhibit 99.1 and is incorporated by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1                                                                           Press Release announcing SCBT acquisition of assets and deposits of Habersham Bank and Private Placement, dated February 18, 2011

Cautionary Note Regarding Any Forward-Looking Statements

Statements included in this Current Report on Form 8-K (including information incorporated by reference herein) which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  SCBT cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; (13) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Habersham Bank, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (14) risks and uncertainties described in the section titled “Risk Factors” in the SCBT Financial Corporation Annual Report on Form 10-K and any other reports filed by it with the SEC; and (15) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	February 18, 2011	/s/ Donald E. Pickett
Donald E. Pickett
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing SCBT acquisition of assets and liabilities of Habersham Bank and Private Placement, dated February 18, 2011